    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1994
                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                                 MOTOROLA, INC.
             (Exact name of registrant as specified in its charter)
                              -------------------

            DELAWARE                                                          36-1115800
 (State or other jurisdiction of                                           (I.R.S. Employer
 incorporation or organization)                                          Identification No.)
                                         1303 EAST ALGONQUIN ROAD
                                        SCHAUMBURG, ILLINOIS 60196
                                              (708) 576-5000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------

                               CARL F. KOENEMANN
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            1303 EAST ALGONQUIN ROAD
                           SCHAUMBURG, ILLINOIS 60196
                                 (708) 576-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                   JAMES K. MARKEY                                    RICARDO A. MESTRES, JR.
              Senior Corporate Counsel                                  Sullivan & Cromwell
              1303 East Algonquin Road                                   125 Broad Street
             Schaumburg, Illinois 60196                              New York, New York 10004
                   (708) 576-9564                                         (212) 558-4000

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as possible after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED MAXIMUM
                                                                       PROPOSED MAXIMUM     AGGREGATE
             TITLE OF EACH CLASS OF                   AMOUNT BEING      OFFERING PRICE       OFFERING         AMOUNT OF
           SECURITIES TO BE REGISTERED               REGISTERED (1)      PER UNIT (2)       PRICE (2)      REGISTRATION FEE
Common Stock, $3 par value per share (3).........  20,800,000 shares       $59.3125       $1,233,700,000     $425,413.80

(1) Includes 2,700,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any, and includes 100,000 shares of Common Stock that the Selling Stockholder has the option to sell to the Underwriters.
(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) on the basis of the average of the highest and lowest reported sale prices of the Common Stock for the New York Stock Exchange -- Composite Transactions on November 4, 1994.
(3) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of prospectus: one to be used in connection with a United States public offering of shares (the "U.S. Prospectus") and one to be used in a concurrent international offering outside of the United States (the "International Prospectus"). The U.S. Prospectus and the International Prospectus are identical except that (i) they each contain different front and back cover pages and inside cover pages and different descriptions of the plan of distribution (contained under the caption "Underwriting" in the U.S. Prospectus and International Prospectus) and (ii) the U.S. Prospectus does not contain an additional section under the caption "Certain U.S. Federal Tax Consequences to Non-U.S. Shareholders". The form of U.S. Prospectus is included herein and is followed by those pages to be used in the International Prospectus which differ from, or are in addition to, those in the U.S. Prospectus. Each of the alternate pages for the International Prospectus is separately labeled.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1994

                               18,000,000 SHARES
                               [[LOGO] MOTOROLA]
                                  COMMON STOCK
                                 ($3 PAR VALUE)
                              -------------------

    Of the 18,000,000 shares of Common Stock offered, 14,400,000 shares are being offered hereby in the United States and 3,600,000 shares are being offered in a concurrent international offering outside the United States. The initial public offering price and the aggregate underwriting discount per share will be identical for both offerings. See "Underwriting".

    Of the 18,000,000 shares of Common Stock offered, 17,100,000 shares are being sold by the Company and 900,000 shares are being sold by the Selling Stockholder. See "Selling Stockholder". The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Stockholder.

    The Common Stock is listed domestically on the New York Stock Exchange and the Chicago Stock Exchange. The last reported sale price of the Common Stock on the New York Stock Exchange -- Composite Transactions on November 4, 1994 was $58.50 per share. See "Price Range of Common Stock and Dividends".
                              -------------------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS
    THE   SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES
     COMMISSION PASSED UPON  THE ACCURACY OR  ADEQUACY OF THIS  PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                               INITIAL PUBLIC          UNDERWRITING            PROCEEDS TO        PROCEEDS TO SELLING
                               OFFERING PRICE          DISCOUNT (1)            COMPANY (2)          STOCKHOLDER (2)
                            ---------------------  ---------------------  ---------------------  ---------------------
Per Share.................            $                      $                      $                      $
Total (3)(4)..............            $                      $                      $                      $

- ---------
(1) The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting estimated expenses of $675,000 payable by the Company and $35,000 payable by the Selling Stockholder.
(3) The Underwriters have agreed to purchase up to an additional 100,000 shares at the initial public offering price per share, less the underwriting discount, at the option of the Selling Stockholder. See "Underwriting". If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to Selling Stockholder will be $ ,
     $    and $    , respectively.
(4) The Company has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 2,160,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. Additionally, an over-allotment option on 540,000 shares has been granted by the Company as part of the International Offering. If such options are exercised in full, the total initial public offering
     price, underwriting discount  and proceeds  to Company will  be $         ,
     $      and $      , respectively. See "Underwriting".

                              -------------------

    The shares offered hereby are offered severally by the U.S. Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York, on or about November , 1994.

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.
                                  ------------

                The date of this Prospectus is November  , 1994.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE CHICAGO STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    Motorola, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at 13th Floor, Seven World Trade Center, New York, NY 10048 and 500 West Madison Street, Chicago, IL 60661. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, IL 60605.

    Additional information regarding the Company and the Common Stock is contained in the registration statement on Form S-3 (together with all exhibits and amendments, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted under the Commission's rules. For further information pertaining to the Company and the offering, reference is made to the Registration Statement which may be inspected without charge at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission (File No. 1-7221) are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by a Form 10-K/A dated October 21, 1994;

        2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 2, 1994, July 2, 1994 and October 1, 1994;

        3.  The Company's Current Report on Form 8-K dated August 5, 1994;

        4. The description of the Common Stock included in the Registration Statement on Form 8-B dated July 2, 1973, including any amendment or report filed to update such description;

        5. The description of the Company's Preferred Share Purchase Rights included in the Registration Statement on Form 8-A dated November 15, 1988, as amended by Forms 8 dated August 9, 1990 and December 2, 1992 and by Form 8-A/A dated February 28, 1994; and

        6. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Richard
H. Weise, Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196; telephone: (708) 576-5000.

                                  THE COMPANY

    Motorola, Inc. is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. As used herein, "Motorola" or the "Company" refers to Motorola, Inc. and its subsidiaries, unless otherwise indicated by the context. Motorola's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196; telephone number: (708) 576-5000.

    Motorola, one of the world's leading providers of electronic equipment, systems, components and services for worldwide markets, is engaged in the design, manufacture and sale, principally under the Motorola brand, of a diversified line of such products. These products include two-way land mobile communications systems, paging and wireless data systems and other forms of electronic communication systems; cellular mobile and portable telephones and systems; semiconductors, including integrated circuits, discrete devices and microprocessor units; information systems products such as modems, multiplexers and network processors; electronic equipment for military and aerospace use; electronic engine controls and other automotive and industrial electronic equipment; and multifunction computer systems for distributed data processing and office automation applications. Motorola also provides services for paging, cellular telephone and shared mobile radio. "Motorola" is a registered trademark of Motorola, Inc.

SEMICONDUCTOR PRODUCTS

    The semiconductor products manufactured by the Semiconductor Products Sector include integrated circuit devices (metal-oxide semiconductor and bipolar) such as dynamic and static random access memories, microcontrollers, microprocessors, microcomputers, gate arrays, standard cells, digital signal processors, mixed signal arrays and other logic and analog components. In addition, the Semiconductor Products Sector manufactures a wide variety of discrete devices including zener and tuning diodes, radio frequency devices, power and small signal transistors, field effect transistors, microwave devices, optoelectronics, rectifiers and thyristors.

GENERAL SYSTEMS PRODUCTS

    General systems products are designed, manufactured and sold by the General Systems Sector which includes the Cellular Subscriber Group, the Cellular Infrastructure Group, the Network Ventures Division, Personal Communications Systems and the Motorola Computer Group. The Cellular Subscriber and Infrastructure Groups manufacture, sell, install and service cellular
infrastructure   and  radiotelephone   equipment.  In   addition,  the  Cellular
Subscriber Group resells cellular line service in the U.S., New Zealand, Germany, France and U.K. markets. The Network Ventures Division is a joint venture partner in cellular and telepoint operating systems in Argentina, Uruguay, Hong Kong, Israel, Chile, Mexico, Thailand, Pakistan, Dominican Republic, Japan, Nicaragua and other countries. The Motorola Computer Group develops, manufactures, sells and services multifunction computer systems and board level products, together with operating systems and system enablers.

COMMUNICATIONS PRODUCTS

    As a principal supplier of mobile and portable FM two-way radio and radio paging and wireless data systems, the Land Mobile Products Sector and the Messaging, Information and Media Sector provide equipment and systems to meet the communications needs of individuals and many different types of business, institutional and governmental organizations. Products of the Land Mobile Products Sector and certain products of the Messaging, Information and Media Sector provide voice and data communication between vehicles, persons and base stations. The Messaging, Information and Media Sector products provide signaling or signaling and one-way voice communications or wireless data communications to people away from their homes, vehicles or offices.

    Information systems products are also designed, manufactured and sold by the Messaging, Information and Media Sector. These products include high-speed leased-line, dial and data communications modems; digital transmission devices, DDS service units, ISDN terminal adaptors, multiplexers; network management and control systems; X.25 networking equipment; and local area network interconnection products.

GOVERNMENT AND SYSTEMS TECHNOLOGY PRODUCTS

    The Government and Systems Technology Group's products include aerospace telecommunications systems, military communications equipment, radar systems, data links, display systems, positioning and navigation systems, instrumentation products, countermeasures systems, missile guidance equipment, electronic ordinance devices, drone electronic systems and secure telecommunication and commercial test equipment products. Under an agreement between Motorola, Inc. and Iridium, Inc., the Government and Systems Technology Group is also designing and constructing the satellite network and ground control segment of the Iridium-R- space system.

AUTOMOTIVE, ENERGY AND CONTROLS PRODUCTS

    The products manufactured by the Automotive, Energy and Controls Group include automotive and industrial electronics, energy storage products and systems, and ceramic and quartz electronic components, as well as electronic ballasts for fluorescent lighting and radio frequency identification devices.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

    The principal market for the Company's Common Stock is the New York Stock Exchange. The Common Stock is also listed on the Chicago Stock Exchange, the International (London) Stock Exchange and the Tokyo Stock Exchange. The table below sets forth the high and low closing sale prices per share for the Company's Common Stock as reported on the New York Stock Exchange--Composite Transactions and the dividends paid for the periods indicated, in each case reflecting the two 2 for 1 stock splits in the forms of 100% stock dividends distributed in April, 1994 and January, 1993.

                                                  COMMON STOCK
                                                     PRICES
                                                -----------------     DIVIDENDS
                                                 HIGH       LOW         PAID
                                                ------     ------     ---------
1992:
  First Quarter............................     $ 20.41    $ 16.22    $  0.0475
  Second Quarter...........................       20.66      18.55       0.0475
  Third Quarter............................       22.61      18.96       0.0475
  Fourth Quarter...........................       26.36      21.29       0.0475
1993:
  First Quarter............................     $ 33.56    $ 24.31    $  0.055
  Second Quarter...........................       44.31      31.63       0.055
  Third Quarter............................       52.56      41.25       0.055
  Fourth Quarter...........................       53.75      42.38       0.055
1994:
  First Quarter............................     $ 54.83    $ 43.25    $  0.055
  Second Quarter...........................       54.00      42.13       0.07
  Third Quarter............................       55.75      43.38       0.07
  Fourth Quarter (through November 4,
   1994)...................................       60.50      49.00       0.07

    For a recent price of the Company's Common Stock on the New York Stock Exchange--Composite Transactions, see the cover page of this Prospectus.

    The Board of Directors has declared a quarterly dividend of $.10 per share payable on January 16, 1995 to stockholders of record on December 15, 1994. The declaration and payment of future dividends will be subject to the Company's capital requirements, earnings, financial condition and such other factors as the Board of Directors may deem relevant.

- ---------
- -R- -- Registered Trademark and Servicemark of Iridium, Inc.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the Common Stock sold by the Company will be used to reduce short-term indebtedness and for general corporate purposes. See "Capitalization". On November 2, 1994, the Company and its consolidated subsidiaries had outstanding approximately $1.7 billion of commercial paper, with an average maturity of approximately 17.5 days and bearing an average interest rate of approximately 4.97% per annum.

    The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

                                 CAPITALIZATION

    The following table sets forth the consolidated short-term debt and capitalization of the Company as of October 1, 1994, and as adjusted to give effect to the sale of the Common Stock offered by the Company hereunder (based on an assumed initial public offering price of $58.50 per share, and after deducting underwriting discounts and estimated offering expenses and assuming that the Underwriters' over-allotment options are not exercised) and the anticipated application of the net proceeds from such sale. From time to time, the Company may issue additional debt or equity securities. The following information should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

                                                          OCTOBER 1, 1994
                                                    ----------------------------
                                                    ACTUAL      AS ADJUSTED (1)
                                                    -------     ----------------
                                                      (IN MILLIONS OF DOLLARS)
SHORT-TERM DEBT
  Commercial paper.............................     $ 1,630            $    658
  Notes payable and other short-term debt......         197                 197
  Current portion of long-term debt............          73                  73
                                                    -------             -------
    Total short-term debt......................     $ 1,900            $    928
                                                    -------             -------
                                                    -------             -------
LONG-TERM DEBT (2)
  Senior notes and debentures..................     $   800            $    800
  Other senior debt............................          27                  27
  LYONs due 2009 and 2013......................         394                 394
  Less current portion of long-term debt.......         (73)                (73)
                                                    -------             -------
    Total long-term debt.......................       1,148               1,148
                                                    -------             -------
STOCKHOLDERS' EQUITY (3)
  Common stock.................................       1,708               1,759
  Preferred stock (none issued)................          --                  --
  Additional paid-in capital...................         411               1,332
  Retained earnings............................       5,496               5,496
                                                    -------             -------
    Total stockholders' equity.................       7,615               8,587
                                                    -------             -------
        Total capitalization...................     $ 8,763            $  9,735
                                                    -------             -------
                                                    -------             -------

- ---------
(1)  Does  not  include  up to  2,700,000  shares subject  to  the Underwriters'
     over-allotment  options  or  the  proceeds  from  the  sale  thereof.   See
     "Underwriting".

(2) See Notes 3 and 4 of the Notes to Consolidated Financial Statements for December 31, 1993, incorporated herein by reference, for additional information on long-term debt.

(3) See the Consolidated Financial Statements for December 31, 1993, incorporated herein by reference, and Notes 5, 8 and 9 thereto and the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 1994, for additional information on stockholders' equity.

                         SELECTED FINANCIAL INFORMATION

    The following is a summary of certain financial information of the Company and its consolidated subsidiaries and is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, including the notes thereto, management's discussion and analysis and the auditors' report incorporated into this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended, and the financial statements, notes thereto and management's discussion and analysis incorporated into this Prospectus by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 1994. This information (except for the the primary and fully diluted net earnings per share and the average shares and equivalent shares outstanding--primary and fully diluted) has been derived from consolidated financial statements of the Company which, except for the information for the nine months ended October 1, 1994 and October 2, 1993, respectively, have been audited and reported upon by KPMG Peat Marwick LLP, independent certified public accountants. In the opinion of management, all adjustments (which consist of reclassifications, restatements and normal recurring adjustments) necessary to present fairly the information for the interim periods have been made.

                                                                                                   YEARS ENDED
                                                          NINE MONTHS ENDED       ----------------------------------------------
                                                       ------------------------
                                                       OCTOBER 1,   OCTOBER 2,                     DECEMBER 31,
                                                          1994         1993        1993      1992      1991      1990      1989
                                                       -----------  -----------   -------   -------   -------   -------   ------
                                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATING RESULTS
  Net sales..........................................    $ 15,792     $ 11,970    $16,963   $13,303   $11,341   $10,885   $9,620
  Manufacturing and other costs of sales.............       9,826        7,327     10,351     8,395     7,134     6,787    5,877
  Selling, general and administrative expenses.......       3,166        2,676      3,776     2,951     2,579     2,509    2,317
  Depreciation expense...............................       1,051          841      1,170     1,000       886       790      650
  Interest expense, net..............................         116          108        141       157       129       133      130
    Total costs and other expenses...................      14,159       10,952     15,438    12,503    10,728    10,219    8,974
  Earnings before income taxes and cumulative effect
   of change in accounting principle.................       1,633        1,018      1,525       800       613       666      646
  Income taxes provided on earnings..................         588          336        503       224       159       167      148
  Cumulative effect of change in accounting
   principle, net of tax (1).........................           0            0          0       123         0         0        0
  Net earnings.......................................       1,045          682      1,022       453       454       499      498
PER SHARE DATA (2)
  Primary net earnings, after cumulative effect of
   change in accounting principle....................    $   1.79     $   1.20    $  1.78   $  0.83   $  0.85   $  0.93   $ 0.94
  Fully diluted net earnings, after cumulative effect
   of change in accounting principle.................        1.79         1.20       1.78      0.83      0.84      0.93     0.94
  Dividends declared.................................        0.21         0.17       0.22      0.20      0.19      0.19     0.19
BALANCE SHEET DATA
  Total assets.......................................    $ 16,558     $ 12,655    $13,498   $10,629   $ 9,375   $ 8,742   $7,686
  Working capital....................................       2,169        2,342      2,324     1,883     1,424     1,404    1,261
  Long-term debt.....................................       1,148        1,438      1,360     1,258       954       792      755
  Total debt.........................................       3,048        2,087      1,915     1,695     1,806     1,787    1,542
  Total stockholders' equity.........................       7,615        6,038      6,409     5,144     4,630     4,257    3,803
OTHER DATA (2)
  Average shares and equivalent shares outstanding --
   primary...........................................       589.1        577.0      582.6     565.6     555.6     555.7    533.2
  Average shares and equivalent shares outstanding --
   fully diluted.....................................       589.7        579.1      583.7     567.1     558.5     555.7    534.9

- ---------
(1)  Adoption of SFAS No. 106.
(2) This data reflects the two 2 for 1 stock splits in the forms of 100% stock dividends distributed in April, 1994 and January, 1993.

                              SELLING STOCKHOLDER

    Harris Trust and Savings Bank, as Trustee for the Robert W. Galvin 1992 Grantor Retained Annuity Trust (the "Trust"), will sell 900,000 shares in the offering. The Trustee has determined to sell such shares for estate planning purposes. Mr. Robert W. Galvin, the settlor of the Trust, has been the Chairman of the Executive Committee of the Board of Directors of the Company since January 1990. Prior to the offering, the Trust held 1,036,304 shares of Common Stock and Mr. Galvin beneficially owned 14,990,802 shares. Mr. Galvin disclaims beneficial ownership of approximately 7,724,452 additional shares of Common Stock, including those held by the Trust. Immediately following the offering, without giving effect to the sale of any of the 100,000 additional shares described below, Mr. Galvin will continue to beneficially own 14,990,802 shares, excluding 6,824,452 additional shares (including 136,304 shares held by the Trust) with respect to which Mr. Galvin disclaims beneficial ownership.

    In addition to the 900,000 shares being sold by the Selling Stockholder in the offering, the Selling Stockholder may, at its option, sell up to an additional 100,000 shares in the offering also for estate planning purposes.

                          DESCRIPTION OF CAPITAL STOCK

    The following statements with respect to the Company's capital stock are subject to the detailed provisions of the Company's restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and bylaws, as amended (the "Bylaws"), and to the Rights Agreement (as defined below). These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Incorporation, the Bylaws and the Rights Agreement, which are incorporated by reference as exhibits to the Registration Statement.

COMMON AND PREFERRED STOCK

    The authorized capital stock of the Company consists of 1,400,000,000 shares of Common Stock, par value $3 per share, and 500,000 shares of Preferred Stock, par value $100 per share, issuable in series ("Preferred Stock"). There are no shares of Preferred Stock presently outstanding. The Board of Directors of the Company is authorized to create and issue one or more series of Preferred Stock and to determine the rights and preferences of each series, to the extent permitted by the Certificate of Incorporation. The holders of shares of Common Stock are entitled to one vote for each share held and each share of Common Stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation. The shares of Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of Common Stock are duly and validly issued, fully paid and nonassessable, and any shares of Common Stock issued hereunder will be duly and validly issued, fully paid and nonassessable.

PREFERRED SHARE PURCHASE RIGHTS

    Each outstanding share of Common Stock is accompanied by one-quarter of a preferred stock purchase right (a "Right"). Each Right entitles the registered holder to purchase from the Company one-thousandth of a share of Junior
Participating Preferred Stock, Series A, par value $100 per share, of the Company (the "Preferred Shares") at a price of $150 per one-thousandth of a Preferred Share (the "Preferred Share Purchase Price"), subject to adjustment. The terms of the Rights are set forth in the Rights Agreement, as amended, between the Company and Harris Trust and Savings Bank as Rights Agent (the "Rights Agreement").

    The following summary of certain provisions of the Rights and the Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Rights and the Rights Agreement, including particular provisions or defined terms of the Rights Agreement. A copy of the Rights Agreement has been filed with the Commission as an exhibit to a Registration Statement on Form 8-A, which, as amended by Forms 8 and a Form 8-A/A, is incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock and (ii) 10 days following the commencement or announcement of a tender offer or exchange offer for 30% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of November 20, 1988, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after November 20, 1988, upon the transfer or new issuance of shares of Common Stock (including the shares of Common Stock issued hereunder), will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender for transfer of any certificate for shares of Common Stock, outstanding as of November 20, 1988, with or without such notation or a copy of a summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on November 20, 1998, unless earlier redeemed by the Company as described below.

    The Preferred Share Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

    In the event that the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction (I.E., before the dilution that would result from exercise or adjustment of the Rights) would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger or other business combination involving an Acquiring Person and its shares of Common Stock were not changed or exchanged, in the event that an Acquiring Person acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person on or after the earlier of the Distribution Date or the date the Acquiring Person acquires 20% or more of the outstanding Common Shares (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having at the time of such transaction (I.E., before the dilution that would result from exercise or adjustment of the Rights) a market value of two times the exercise price of the Right. The Company's Board of Directors, after a person becomes an Acquiring Person by acquiring 20% or more of the outstanding shares of Common Shares, may require all holders of Rights to exchange, without any cash payment, all outstanding and exercisable Rights (except those held by the Acquiring Person, which shall be void) for Common Stock (or Common Stock equivalents) at a 1 for 1 exchange ratio. In order for the Board to determine whether to exercise this exchange provision, the Board can suspend the exercisability of the Rights for up to 90 days after a person becomes an Acquiring Person by acquiring 20% or more of the outstanding Common Shares.

    At any time prior to the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Rights Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Rights Redemption Price.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

    At any time prior to the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock, the Company may amend or supplement the Rights Agreement without the approval of the Rights Agent or any holder of the Rights, except for an amendment or supplement which would change the Rights Redemption Price, the final expiration date of the Rights, the Preferred Share Purchase Price or the number of one-thousandths of a Preferred Share for which a Right is then exercisable. Thereafter, the Company may amend or supplement the Rights Agreement without such approval in order to increase the benefits to holders of the Rights or to create new interests in such holders. Immediately upon the action of the Board of Directors providing for any amendment or supplement, such amendment or supplement will be deemed effective.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Company and the Selling Stockholder have severally agreed to sell to each of the U.S. Underwriters named below and each of the U.S. Underwriters, for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, has severally agreed to purchase from the Company and the Selling Stockholder, the respective number of shares of Common Stock set forth opposite its name below:

                                                                                  NUMBER OF
                                                                                  SHARES OF
                                 UNDERWRITER                                    COMMON STOCK
- -----------------------------------------------------------------------------  ---------------
Goldman, Sachs & Co..........................................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated...........................

                                                                               ---------------
    Total....................................................................      14,400,000
                                                                               ---------------
                                                                               ---------------

    Under the terms and conditions of the Underwriting Agreement, the U.S. Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

    The U.S. Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $ per share. The U.S. Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

    The Company and the Selling Stockholder have entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the international offering (the "International Underwriters") providing for the concurrent offer and sale of 3,600,000 shares of Common Stock in an international offering outside the United States. The offering price and aggregate underwriting discounts and commissions per share for the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the international offering, and vice versa. The representatives of the International Underwriters are Goldman Sachs International and Merrill Lynch International Limited.

    Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or
(b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed or will agree pursuant to the Agreement Between that, as part of the distribution of the shares offered as a part of the international offering, and subject to certain exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common

Stock, (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

    Pursuant  to  the Agreement  Between,  sales may  be  made between  the U.S.
Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

    The Company has granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 2,160,000 additional shares of Common Stock solely to cover over-allotments, if any. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 14,400,000 shares of Common Stock offered. The Company granted the International Underwriters a similar option exercisable up to an aggregate of 540,000 additional shares of Common Stock.

    In addition to the 900,000 shares being sold by the Selling Stockholder in the offering for estate planning purposes, the Selling Stockholder may, at its option, sell up to an additional 100,000 shares in the offering also for estate planning purposes.

    The Company has agreed that during the period beginning on the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of (i) any Common Stock or securities of the Company which are convertible into or exchangeable for shares of Common Stock or (ii) any options or warrants for Common Stock, in each case without the prior written consent of the representatives, except for (a) shares of Common Stock issued in connection with acquisition transactions (provided that the recipients of such Common Stock in any such transaction agree not to offer, sell, contract to sell or otherwise dispose of such Common Stock during the period of 90 days after the date of this Prospectus), (b) shares of Common Stock issued upon conversion of outstanding convertible securities or upon exercise of outstanding options or warrants, (c) shares of Common Stock currently registered under currently effective secondary shelf registration statements and (d) shares of Common Stock or options issued under the Company's stock option and other incentive and benefit plans existing on the date of this Prospectus.

    The Selling Stockholder has agreed that during the period beginning on the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of (i) any Common Stock or securities of the Company which are convertible into or exchangeable for shares of Common Stock or (ii) any options or warrants for Common Stock, in each case without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the concurrent U.S. and international offerings. Mr. Robert W. Galvin, the settlor of the Selling Stockholder and the Chairman of the Executive Committee of the Board of Directors of the Company, has agreed that during the period beginning on the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, he will not offer, sell, contract to sell or otherwise dispose of (i) any Common Stock or securities of the Company which are convertible into or exchangeable for shares of Common Stock or (ii) any options or warrants for Common Stock, in each case over which he has dispositive authority (representing approximately 14,990,000 shares of Common Stock), in each case without the prior written consent of the representatives, except for (a) the shares of Common Stock offered in connection with the concurrent U.S. and international offerings, (b) charitable donations of up to 200,000 shares of Common Stock and (c) any estate planning or donative tax planning dispositions (provided that the recipient of Common Stock in any such estate planning or donative tax planning disposition agrees not to offer, sell, contract to sell or otherwise dispose of such Common Stock during the period of 90 days after the date of this Prospectus).

    The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                             VALIDITY OF SECURITIES

    The validity of the shares of Common Stock offered hereby by the Company will be passed upon for the Company by James K. Markey of the Company's Law Department and for the Underwriters by Sullivan & Cromwell, New York, New York. As of November 1, 1994, Mr. Markey jointly owned approximately 1,000 shares of Common Stock and also held options to purchase 9,400 shares of Common Stock, of which options to purchase 8,400 shares are currently exercisable.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company and its consolidated subsidiaries as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       -----
Available Information.............................           2
Incorporation of Certain Documents by Reference...           2
The Company.......................................           3
Price Range of Common Stock and Dividends.........           4
Use of Proceeds...................................           5
Capitalization....................................           5
Selected Financial Information....................           6
Selling Stockholder...............................           7
Description of Capital Stock......................           7
Underwriting......................................          10
Validity of Securities............................          12
Experts...........................................          12

                               18,000,000 SHARES

                                 MOTOROLA, INC.

                                  COMMON STOCK

                                 ($3 PAR VALUE)

                            ------------------------
                                     [LOGO]

                            ------------------------

                              GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.

                      REPRESENTATIVES OF THE UNDERWRITERS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

       [ALTERNATE OUTSIDE FRONT COVER PAGE FOR INTERNATIONAL PROSPECTUS]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

       [ALTERNATE OUTSIDE FRONT COVER PAGE FOR INTERNATIONAL PROSPECTUS]

                 SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1994

                               18,000,000 SHARES
                                [LOGO MOTOROLA]

                                  COMMON STOCK
                                 ($3 PAR VALUE)
                              -------------------

    Of the 18,000,000 shares of Common Stock offered, 3,600,000 shares are being offered hereby in an international offering outside the United States and an aggregate of 14,400,000 shares is being offered in a concurrent offering in the United States. The initial public offering price and the aggregate underwriting discount per share will be identical for both offerings. See "Underwriting".

    Of the 18,000,000 shares of Common Stock offered, 17,100,000 shares are being sold by the Company and 900,000 shares are being sold by the Selling Stockholder. See "Selling Stockholder". The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Stockholder.

    The Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange, among other exchanges. The last reported sale price of the Common Stock on the New York Stock Exchange -- Composite Transactions on November 4, 1994 was $58.50 per share. See "Price Range of Common Stock and Dividends".
                              -------------------

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
  AND   EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS
    THE  SECURITIES  AND  EXCHANGE   COMMISSION  OR  ANY  STATE   SECURITIES
     COMMISSION  PASSED UPON THE  ACCURACY OR ADEQUACY  OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                               INITIAL PUBLIC          UNDERWRITING            PROCEEDS TO        PROCEEDS TO SELLING
                               OFFERING PRICE          DISCOUNT (1)            COMPANY (2)          STOCKHOLDER (2)
                            ---------------------  ---------------------  ---------------------  ---------------------
Per Share.................            $                      $                      $                      $
Total (3)(4)..............            $                      $                      $                      $

- ---------
(1) The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting estimated expenses of $675,000 payable by the Company and $35,000 payable by the Selling Stockholder.
(3) The Underwriters have agreed to purchase up to an additional 100,000 shares at the initial public offering price per share, less the underwriting discount, at the option of the Selling Stockholder. See "Underwriting". If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to Selling Stockholder will be $ ,
     $   and $   , respectively.
(4) The Company has granted the International Underwriters an option for 30 days to purchase up to an additional 540,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. Additionally, an over-allotment option on 2,160,000 shares has been granted by the Company as part of the United States Offering. If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to Company will be $ , $
     and $    , respectively. See "Underwriting".

                              -------------------

    The shares offered hereby are offered severally by the International Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New
York, on or about November   , 1994.

GOLDMAN SACHS INTERNATIONAL                  MERRILL LYNCH INTERNATIONAL LIMITED
                                 --------------

               The date of this Prospectus is November   , 1994.

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS]

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE CHICAGO STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    Motorola, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at 13th Floor, Seven World Trade Center, New York, NY 10048 and 500 West Madison Street, Chicago, IL 60661. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, IL 60605.

    Additional information regarding the Company and the Common Stock is contained in the registration statement on Form S-3 (together with all exhibits and amendments, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted under the Commission's rules. For further information pertaining to the Company and the offering, reference is made to the Registration Statement which may be inspected without charge at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS]

    Unless otherwise indicated, currency amounts in this Prospectus are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $").

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission (File No. 1-7221) are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by a Form 10-K/A dated October 21, 1994;

        2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 2, 1994, July 2, 1994 and October 1, 1994;

        3.  The Company's Current Report on Form 8-K dated August 5, 1994;

        4. The description of the Common Stock included in the Registration Statement on Form 8-B dated July 2, 1973 including any amendment or report filed to update such description;

        5. The description of the Company's Preferred Share Purchase Rights included in the Registration Statement on Form 8-A dated November 15, 1988, as amended by Forms 8 dated August 9, 1990 and December 2, 1992 and by Form 8-A/A dated February 28, 1994; and

        6. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Richard
H. Weise, Secretary, Motorola, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196; telephone: (708) 576-5000.

    This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock in any jurisdiction in which such offer or solicitation is unlawful. There are restrictions on the offer and sale of the shares of Common Stock in the United Kingdom. All applicable provisions of the Financial Services Act 1986 and the Companies Act 1985 with respect to anything done by any person in relation to the shares of Common Stock, in, from or otherwise involving the United Kingdom must be complied with. See "Underwriting".

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS]

                     CERTAIN U.S. FEDERAL TAX CONSEQUENCES
                            TO NON-U.S. SHAREHOLDERS

    The following is a general discussion of certain U.S. federal tax consequences of the ownership and disposition of a share of Common Stock by a non-U.S. holder. For purposes of this discussion, a "non-U.S. holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust (I.E., a trust or estate not subject to United States federal income tax on income from sources without the United States that is not effectively connected with the conduct of a trade or business within the United States). This discussion does not consider any specific facts or circumstances that may apply to a particular non-U.S. holder. Furthermore, this discussion does not address state, local or foreign tax consequences. The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Each prospective investor is urged to consult its own tax adviser with respect to the U.S. federal, state and local tax consequences of owning and disposing of a share of Common Stock, as well as any tax consequences arising under the laws of any other taxing jurisdiction.

U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

    Generally, any dividend paid to a non-U.S. holder of a share of Common Stock will be subject to United States withholding tax at a rate of 30% of the amount of the dividend, or at a lesser applicable treaty rate, unless the dividend is effectively connected with a United States trade or business of a non-U.S. holder, in which case the dividend will be subject to the regular United States federal income tax, which generally is not collected by withholding. A non-U.S. holder may claim an exemption from withholding by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected With the Conduct of a Trade or Business in the United States) with the Company or its dividend-paying agent. Such effectively connected dividends received by a foreign corporation may also, under certain circumstances, be subject to an additional branch profits tax of 30% (or lower applicable treaty rate).

    Under current Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of such country for purposes of determining the applicability of a treaty rate. In the absence of definite knowledge of the status of a shareholder, the Company or its dividend-paying agent may generally rely on the non-U.S. holder's foreign address of record as the basis for allowing the benefit of an exemption or reduced treaty rate with respect to the dividends being paid.

    Under proposed Treasury regulations that are not currently in effect, however, a non-U.S. holder of a share of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to file Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) and a Certificate of Residence Form 8306 with the Company or its dividend-paying agent.

    A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on a disposition of a share of Common Stock unless (i) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes (which the Company does not believe that it has been or is currently and does not anticipate becoming) and the non-U.S. holder disposing of the share owned, directly or constructively, at any time during the five-year period preceding the disposition, more than 5% of the Common Stock,
(ii) the gain is effectively connected with the conduct of a trade or business within the United States of the non-U.S. holder, (iii) the non-U.S. holder is an individual who holds the share as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met or (iv) the non-U.S. holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates.

    Shares of Common Stock owned or treated as owned by an individual non-U.S. holder at the time of his death will be includible in his estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS]

BACKUP WITHHOLDING AND INFORMATION REPORTING

    DIVIDENDS

    In general, dividends paid on shares of Common Stock to holders that are not "exempt recipients" are subject to information reporting and, if the holder fails to provide in the manner required certain identifying information (such as the holder's name, address and taxpayer identification number), backup withholding of U.S. federal income tax at a rate of 31%. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. However, dividends paid to non-U.S. holders outside the United States that are subject to U.S. withholding tax at the 30% statutory rate or at a reduced treaty rate are exempt from backup withholding and information reporting. In addition, the payor of dividends may rely on the payee's foreign address in determining that backup withholding and information reporting do not apply, unless the payor has definite knowledge that the payee is a U.S. person.

    BROKER SALES

    If a non-U.S. holder sells shares of Common Stock through a U.S. office of a broker, the broker is required to file an information return and is required to withhold 31% of the sale proceeds unless the non-U.S. holder is an exempt recipient or has provided the broker with the information and statements, under penalties of perjury, necessary to establish an exemption from backup withholding. If payment of the proceeds of the sale of a share is made to or through the foreign office of a broker, that broker will not be required to backup withhold or, except as provided in the next sentence, to file information returns. If, however, the broker is a U.S. person, is a controlled foreign corporation for U.S. tax purposes, or is a foreign person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business within the United States, information reporting is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption.

    REFUNDS

    Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS]

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Company and the Selling Stockholder have severally agreed to sell to each of the International Underwriters named below and each of the International Underwriters, for whom Goldman Sachs International and Merrill Lynch International Limited are acting as representatives, has severally agreed to purchase from the Company and the Selling Stockholder, the respective number of shares of Common Stock set forth opposite its name below:

                                                                                  NUMBER OF
                                                                                  SHARES OF
                                 UNDERWRITER                                    COMMON STOCK
- -----------------------------------------------------------------------------  ---------------
Goldman Sachs International..................................................
Merrill Lynch International Limited..........................................

                                                                               ---------------
    Total....................................................................       3,600,000
                                                                               ---------------
                                                                               ---------------

    Under   the  terms  and  conditions   of  the  Underwriting  Agreement,  the
International Underwriters are committed to take and pay for all of the shares of Common Stock offered hereby, if any are taken.

    The International Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $ per share. The International Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering prices and other selling terms may from time to time be varied by the representatives.

    The Company and the Selling Stockholder have entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the underwriters of the U.S. Offering (the "U.S. Underwriters") providing for the concurrent offer and sale of 14,400,000 shares of Common Stock in the United States. The offering price and aggregate underwriting discounts and commissions per share for the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the U.S. Offering, and vice versa. The representatives of the U.S. Underwriters are Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters named herein has agreed pursuant to the Agreement Between that, as part of the distribution of the shares offered as a part of the international offering, and subject to certain

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS] exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

    Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

    The Company has granted the International Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 540,000 additional shares of Common Stock solely to cover over-allotments, if any. If the International Underwriters exercise their over-allotment option, the International Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 3,600,000 shares of Common Stock offered. The Company has granted the U.S. Underwriters a similar option is to purchase up to an aggregate of 2,160,000 additional shares of Common Stock.

    In addition to the 900,000 shares being sold by the Selling Stockholder in the offering for estate planning purposes, the Selling Stockholder may, at its option, sell up to an additional 100,000 shares in the offering also for estate planning purposes.

    The Company has agreed that during the period beginning on the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of (i) any Common Stock or securities of the Company which are convertible into or exchangeable for shares of Common Stock or (ii) any options or warrants for Common Stock, in each case without the prior written consent of the representatives, except for (a) shares of Common Stock issued in connection with acquisition transactions (provided that the recipients of such Common Stock in any such transaction agree not to offer, sell, contract to sell or otherwise dispose of such Common Stock during the period of 90 days after the date of this Prospectus), (b) shares of Common Stock issued upon conversion of outstanding convertible securities or upon exercise of outstanding options or warrants, (c) shares of Common Stock currently registered under currently effective secondary shelf registration statements and (d) shares of Common Stock or options issued under the Company's stock option and other incentive and benefit plans existing on the date of this Prospectus.

    The Selling Stockholder has agreed that during the period beginning on the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of (i) any Common Stock or securities of the Company which are convertible into or exchangeable for shares of Common Stock or (ii) any options or warrants for Common Stock, in each case without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the concurrent U.S. and international offerings. Mr. Robert W. Galvin, the settlor of the Selling Stockholder and the Chairman of the Executive Committee of the Board of Directors of the Company, has agreed that during the period beginning on the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, he will not offer, sell, contract to sell or otherwise dispose of (i) any Common Stock or securities of the Company which are convertible into or exchangeable for shares of Common Stock or (ii) any options or warrants for Common Stock, in each case over which he has dispositive authority (representing approximately 14,990,000 shares of Common Stock), in each case without the prior written consent of the representatives, except for (a) the shares of Common Stock offered in connection with the concurrent U.S. and international offerings, (b) charitable donations of up to 200,000 shares of Common Stock and (c) any estate planning or donative tax planning dispositions (provided that the recipient of Common Stock in any such estate planning or donative tax planning disposition agrees not to offer, sell, contract to sell or otherwise dispose of such Common Stock during the period of 90 days after the date of this Prospectus).

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS]

    Each International Underwriter has also agreed that (a) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any shares of Common Stock other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain, (b) it has complied, and will comply with, all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the shares at Common Stock in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United
Kingdom any document received by it in connection with the issuance of the shares of Common Stock to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended) of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

    Buyers of shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the initial public offering price.

    The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

                 [ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS]

                             VALIDITY OF SECURITIES

    The validity of the shares of Common Stock offered hereby by the Company will be passed upon for the Company by James K. Markey of the Company's Law Department and for the Underwriters by Sullivan & Cromwell, New York, New York. As of November 1, 1994, Mr. Markey jointly owned approximately 1,000 shares of Common Stock and also held options to purchase 9,400 shares of Common Stock, of which options to purchase 8,400 shares are currently exercisable.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company and its consolidated subsidiaries as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

        [ALTERNATE OUTSIDE BACK COVER PAGE FOR INTERNATIONAL PROSPECTUS]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -------------------

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
Available Information.............................          2
Incorporation of Certain Documents by Reference...          3
The Company.......................................          4
Price Range of Common Stock and Dividends.........          5
Use of Proceeds...................................          6
Capitalization....................................          6
Selected Financial Information....................          7
Selling Stockholder...............................          8
Description of Capital Stock......................          8
Certain U.S. Federal Tax Consequences to Non-U.S.
 Shareholders.....................................         11
Underwriting......................................         13
Validity of Securities............................         16
Experts...........................................         16

                               18,000,000 SHARES

                                 MOTOROLA, INC.

                                  COMMON STOCK

                                 ($3 PAR VALUE)

                            ------------------------
                                     [LOGO]

                            ------------------------

                          GOLDMAN SACHS INTERNATIONAL
                      MERRILL LYNCH INTERNATIONAL LIMITED

                      REPRESENTATIVES OF THE UNDERWRITERS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the Common Stock hereunder:

 Registration Fee................................................  $ 425,414
*Legal Fees and Expenses.........................................     70,000
*Accounting Fees and Expenses....................................     25,000
*Blue Sky and Legal Investment Fees and Expenses.................     10,000
*Printing and Engraving Fees.....................................    100,000
*Listing Fees....................................................     50,000
*Miscellaneous...................................................     29,586
                                                                   ---------
      Total......................................................  $ 710,000
                                                                   ---------
                                                                   ---------

- ---------
*     Estimated   pursuant  to  instruction  to  Item  511  of  Regulation  S-K.
      Approximately $35,000 of the aggregate of these expenses are expected to be borne by the Selling Stockholder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

    The Registrant's Restated Certificate of Incorporation and its directors' and officers' liability insurance policy provide for indemnification of its directors and officers against certain liabilities.

    Reference is made to Section 8 of each of the Forms of Underwriting Agreements filed as Exhibit 1(a) and Exhibit 1(b) for terms of the contemplated indemnification arrangements.

ITEM 16. EXHIBITS

    The following Exhibits are filed as part of this Registration Statement:

           1(a)      Form of Underwriting Agreement for U.S. Offering.*
           1(b)      Form of Underwriting Agreement for International Offering.*
           4(a)      Restated Certificate  of Incorporation,  as amended,  including
                     Certificate  of Designation,  Preferences and  Rights of Junior
                     Participating  Preferred  Stock,  Series  A  (incorporated   by
                     reference  to  Exhibit  3(i)(b) to  the  Registrant's Quarterly
                     Report on Form 10-Q for the  quarter ended April 2, 1994  (File
                     No. 1-7221)).
           4(b)      Bylaws,  as amended (incorporated by reference to Exhibit 3(ii)
                     to the  Registrant's  Quarterly Report  on  Form 10-Q  for  the
                     quarter ended April 2, 1994 (File No. 1-7221)).
           4(c)      Rights  Agreement,  dated  November  9,  1988  (incorporated by reference to Exhibit 4.1 to Registrant's Annual Report on  Form
                     10-K  for the  fiscal year ended  December 31,  1988) (File No.
                     1-7221), Amendment  to Rights  Agreement dated  August 7,  1990
                     (incorporated  by reference to Exhibit 2 to Registrant's Form 8
                     dated  August  9,   1990  amending  Registrant's   Registration
                     Statement  on  Form  8-A  dated November  15,  1988)  (File No.
                     1-7221), Amendment  No. 2  on  Form 8  dated December  2,  1992 amending  Registrant's Registration Statement on Form 8-A dated
                     November 15, 1988  (incorporated by  reference to  Registrant's
                     Form  8 dated December 2, 1992) (File No. 1-7221) and Amendment
                     No.  3  on  Form  8-A/A   dated  February  28,  1994   amending
                     Registrant's  Registration Statement on Form 8-A dated November
                     15, 1988 (incorporated by  reference to Registrant's  Amendment
                     No. 3 on Form 8-A/A dated February 28, 1994) (File No. 1-7221).
           4(d)      Form  of Common Stock Certificate (incorporated by reference to
                     Exhibit 4(k) to the Registrant's Registration Statement on Form
                     S-3 (File No. 33-56055)).

           5         Opinion and consent of James K. Markey, Esq.
          23(a)      Consent of James K. Markey (included as part of Exhibit 5).
          23(b)      Consent of KPMG Peat Marwick LLP.
          24         Powers of Attorney.
          27         Financial Data Schedule.

- ---------
*     To be filed by amendment.

ITEM 17. UNDERTAKINGS

    (a) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (c) The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg and the State of Illinois, on the 7th day of November, 1994.

                                          MOTOROLA, INC.

                                          By          /s/ GARY L. TOOKER

                                          --------------------------------------
                                                       Gary L. Tooker
                                              VICE CHAIRMAN AND CHIEF EXECUTIVE
                                                         OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed on the date or dates indicated, by the following persons in the capacities indicated:

                      SIGNATURE                                     TITLE                      DATE(S)
- ------------------------------------------------------  -----------------------------  -----------------------

                                                        DIRECTOR, VICE CHAIRMAN AND
                        /s/ GARY L. TOOKER                CHIEF EXECUTIVE OFFICER
     -------------------------------------------          (PRINCIPAL EXECUTIVE
                    Gary L. Tooker                        OFFICER)                        November 7, 1994

                                                        EXECUTIVE VICE PRESIDENT AND
                      /s/ CARL F. KOENEMANN               CHIEF FINANCIAL OFFICER
     -------------------------------------------          (PRINCIPAL FINANCIAL
                  Carl F. Koenemann                       OFFICER)                        November 7, 1994

                     /s/ KENNETH J. JOHNSON             VICE PRESIDENT AND CONTROLLER
     -------------------------------------------          (PRINCIPAL ACCOUNTING
                  Kenneth J. Johnson                      OFFICER)                        November 7, 1994

ERICH BLOCH
DAVID R. CLARE
WALLACE C. DOUD
CHRISTOPHER B. GALVIN
ROBERT W. GALVIN
JOHN T. HICKEY
ANNE P. JONES
                                 A Majority of                 November 7, 1994
DONALD R. JONES                  the Directors
WALTER E. MASSEY
JOHN F. MITCHELL
THOMAS J. MURRIN
SAMUEL C. SCOTT III
GARDINER L. TUCKER
WILLIAM J. WEISZ
B. KENNETH WEST

                                                   /s/ GARY L. TOOKER
                                        ----------------------------------------
                                            Gary L. Tooker, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT                                                               FORM OF
NUMBER                     DOCUMENT DESCRIPTION                        FILING
- ------   ---------------------------------------------------------   ----------
 1(a)    Form of Underwriting Agreement for U.S. Offering.*
 1(b)    Form   of   Underwriting   Agreement   for  International
         Offering.*
 4(a)    Restated  Certificate  of   Incorporation,  as   amended,
         including  Certificate  of  Designation,  Preferences and
         Rights of Junior Participating Preferred Stock, Series  A
         (incorporated  by  reference  to Exhibit  3(i)(b)  to the
         Registrant's  Quarterly  Report  on  Form  10-Q  for  the
         quarter ended April 2, 1994 (File No. 1-7221)).
 4(b)    Bylaws,  as amended (incorporated by reference to Exhibit
         3(ii) to the Registrant's  Quarterly Report on Form  10-Q
         for the quarter ended April 2, 1994 (File No. 1-7221)).
 4(c)    Rights   Agreement,   dated  as   of  November   9,  1988
         (incorporated by reference to Exhibit 4.1 to Registrant's
         Annual Report  on Form  10-K for  the fiscal  year  ended
         December 31, 1988) (File No. 1-7221), Amendment to Rights
         Agreement dated August 7, 1990 (incorporated by reference
         to  Exhibit 2 to Registrant's Form 8 dated August 9, 1990
         amending Registrant's Registration Statement on Form  8-A
         dated  November 15, 1988 (File No. 1-7221), Amendment No.
         2 on Form 8 dated December 2, 1992 amending  Registrant's
         Registration  Statement  on Form  8-A dated  November 15,
         1988 (incorporated by  reference to  Registrant's Form  8
         dated  December 2, 1992) (File  No. 1-7221) and Amendment
         No. 3  on Form  8-A/A dated  February 28,  1994  amending
         Registrant's  Registration  Statement on  Form  8-A dated
         November  15,   1988   (incorporated  by   reference   to
         Registrant's Amendment No. 3 on Form 8-A/A dated February
         28, 1994) (File No. 1-7221).
 4(d)    Form   of  Common  Stock   Certificate  (incorporated  by
         reference   to   Exhibit   4(k)   to   the   Registrant's
         Registration Statement on Form S-3 (File No. 33-56055).
 5       Opinion and Consent of James K. Markey, Esq.
23(a)    Consent  of James K. Markey  (included as part of Exhibit
         5).
23(b)    Consent of KPMG Peat Marwick LLP.
24       Powers of Attorney.
27       Financial Data Schedule.

- ---------
 *   To be filed by amendment.